Exhibit 10.1

Wells Fargo Business Credit,Inc.
100 E. Wisconsin Avenue
Suite 1400
Milwaukee, WI 53202-4122
(414) 224-7440
(414) 224-7442 Fax

June 30, 1999

Richard P. Brandstatter
Vice President- Finance
CMC Heartland Partners
547 West Jackson Boulevard
Suite 1510
Chicago, IL 60661

Dear Rick:

Please take this letter as written notification by Wells Fargo Business Credit, Inc. ("WFBCI") to P.G. Design Electronics, Inc. ("Borrower") that the following actions will be taken under the Credit and Security Agreement dated December 31, 1998 (as so supplemented and amended, the "Agreement"):

           1) Borrower's Floating Rate will be increased to 1.75% retroactive to May 1, 1999.

           2) In the even "sic" Borrower and Zecal Corporation is unable to raise $5,000,000 in additional equity or subordinated debt prior to November 1, 1999, Borrower's Floating Rate will be increased to 3.25% retroactive to May 1, 1999. (Should the additional equity or debt be raised by Zecal Corporation, a portion of the proceeds will need to be used to repay entirely the intercompany obligation to P.G. Design Electronics, Inc.)

           3) Borrower's Net Worth covenants will be revised for the remainder of fiscal 1999. In the event Borrower violates the revised Net Worth covenants, Borrower's Floating Rate will be increased to 3.25% retroactive to May 1, 1999.

The letter shall not be deemed to be an does not constitute a waiver of any Default or Event of Default under the Agreement or breach, Default or Event of Default under any Security Document or other document held by the Lender whether or not known to the Lender and whether or not existing on the date of this letter. It is acknowledged that in fact various defaults do exist and continue to exist. This letter shall not in any way require the Lender to defer any of its rights or remedies. Nothing in this letter shall be deemed to be a waiver of rights or remedies nor deemed as an agreement to forbear, or restrict Lender in taking any action or remedies afforded to it in the Agreement, or any other document or as allowed by law. Lender retains any and all rights available to it.

Lender, at its sole discretion and without any requirement to do so, may consider to continue to make Advances under the Agreement subject to all of its rights and remedies.

If you have any questions, please do not hesitate to contact me (414) 224-7432.

Sincerely,
Wells Fargo Business Credit, Inc.
/s/ Thomas Zak
Thomas J. Zak
Vice President

cc:        Edwin Jacobson/CMC Heartland Partners
           John Stewart/WFBCI
           Mel Rutlin/WFBCI